UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 15, 2024

AMICUS THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33497	71-0869350
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

47 Hulfish Street, Princeton, New Jersey 08542

(Address of Principal Executive Offices, and Zip Code)

609-662-2000

Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock Par Value $0.01	FOLD	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On October 15, 2024, Amicus Therapeutics, Inc. (the “Company”) and its subsidiary Amicus Therapeutics US, LLC (collectively, “Amicus”), entered into a license agreement with Teva Pharmaceuticals, Inc. and Teva Pharmaceuticals USA, Inc. (collectively, “Teva”) resolving the previously disclosed patent litigation concerning the submission by Teva of an Abbreviated New Drug Application (“ANDA”) seeking approval to market a generic version of Galafold® (migalastat) 123 mg oral capsules prior to the expiration of Amicus’s Orange Book listed patents (the “License Agreement”).

Under the terms of the License Agreement, among other things, Amicus granted Teva a non-exclusive, non-transferable, royalty-free, fully paid-up license to commercialize its generic version of Galafold in the United States commencing on January 30, 2037, or earlier in certain circumstances. The parties will file the License Agreement with the Federal Trade Commission and the Department of Justice, pursuant to applicable law, and will terminate their pending litigation pursuant to a consent judgment and permanent injunction that is subject to court approval. Similar patent litigation previously disclosed by the Company will continue against Aurobindo (Aurobindo Pharma LTD and Aurobindo Pharma USA, Inc.) as the remaining active party and the litigation stay remains in place for Lupin (Lupin LTD and Lupin Pharmaceuticals, Inc.).

Signature Page

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMICUS THERAPEUTICS, INC.

Date: October 17, 2024	By:	/s/ Ellen S. Rosenberg
	Name:	Ellen S. Rosenberg
	Title:	Chief Legal Officer and Corporate Secretary